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                                                                    EXHIBIT 99.5

                     CHOCTAW RESORT DEVELOPMENT ENTERPRISE

                             OFFER TO EXCHANGE ITS
                     9 1/4% SENIOR NOTES DUE APRIL 1, 2009
                        WHICH HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                     9 1/4% SENIOR NOTES DUE APRIL 1, 2009
              PURSUANT TO THE PROSPECTUS DATED SEPTEMBER 26, 2001

To Registered Holders and DTC Participants:

    The Choctaw Resort Development Enterprise (the "Enterprise") is offering to exchange (the "Exchange Offer"), upon and subject to the terms and conditions set forth in the enclosed Prospectus, dated September 26, 2001 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), its 9 1/4% Senior Notes due April 1, 2009, (the "Exchange Notes") which have been registered under the Securities Act of 1933 (the "Securities Act") for any and all of its outstanding 9 1/4% Senior Notes due April 1, 2009 (the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Enterprise contained in the Registration Agreement dated as of March 30, 2001, among the Enterprise, Banc of America Securities LLC, Salomon Smith Barney Inc., Wells Fargo Brokerage Service, LLC and Banc One Capital Markets, Inc.

    In connection with the Exchange Offer, we are requesting that you contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names. The Enterprise will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. However, you will, upon request, be reimbursed for reasonable out-of-pocket expenses incurred in connection with soliciting acceptances of the Exchange Offer. The Enterprise will pay or cause to be paid all transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in the Prospectus and the Letter of Transmittal.

    For your information and for forwarding to your clients, we are enclosing the following documents:

1.  Prospectus dated September 26, 2001;

2. A Letter of Transmittal for your use and for the information of your clients;

3.  A form of Notice of Guaranteed Delivery; and

4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

    YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 30, 2001 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE ENTERPRISE (IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST DATE AND TIME TO WHICH THE EXCHANGE OFFER IS EXTENDED). THE OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

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    To participate in the Exchange Offer, a beneficial holder must either
(i) cause to be delivered to Firstar Bank, N.A. (the "Exchange Agent"), at the address set forth in the Letter of Transmittal, definitive certificated notes representing Old Notes in proper form for transfer together with a duly executed and properly completed Letter of Transmittal, with any required signature guarantees and any other required documents or (ii) cause a DTC Participant to tender such holder's Old Notes to the Exchange Agent's account maintained at the Depository Trust Company ("DTC") for the benefit of the Exchange Agent through DTC's Automated Tender Offer Program ("ATOP"), including transmission of a computer-generated message that acknowledges and agrees to be bound by the terms of the Letter of Transmittal. By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms on behalf of itself and the beneficial owners of tendered Old Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent. You will need to contact those of your clients for whose account you hold definitive certificated notes or book-entry interests representing Old Notes and seek their instructions regarding the Exchange Offer.

    If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal. Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,

                                          Choctaw Resort Development Enterprise

    NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ENTERPRISE OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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